UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2003

ACCENTURE SCA

(Exact name of Registrant as specified in its charter)

Luxembourg	000-49713	98-0351796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 rue Guillaume Kroll

L-1882 Luxembourg

(Address of principal executive offices)

Registrant’s telephone number, including area code: (352) 26 42 35 00

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure

Item 12.	Results of Operations and Financial Condition

On September 17, 2003, Accenture issued a press release providing a preliminary estimate of results for the fourth quarter and full fiscal year ended August 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In the attached press release Accenture discloses free cash flow, defined as operating cash flow net of property and equipment additions. Management believes that by providing more visibility on free cash flow and reconciling to operating cash flow, Accenture provides another consistent metric from which the quality of its business may be monitored.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits

99.1 Press Release, dated September 17, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCENTURE SCA, represented by its general partner, Accenture Ltd, itself represented by its duly authorized signatory

/S/ DOUGLAS G. SCRIVNER

Name:	Douglas G. Scrivner

Date: September 17, 2003